UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2010

TOWER BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania

(State or other jurisdiction of incorporation)

001-34277	25-1445946
(Commission file number)	(IRS employer ID)

112 Market Street, Harrisburg, Pennsylvania	17101
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code – (717) 231-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2010, the Board of Directors of Tower Bancorp, Inc. (“Tower”) approved an outside director fee schedule for 2011. Pursuant to the schedule, effective January 1, 2011, each non-employee director of Tower and its principal subsidiary, Graystone Tower Bank (“Graystone”) will be entitled to receive an annual retainer in the amount of $27,000, $12,000 of which is payable in cash and the remainder of which is payable in the form of an equity award having a fair market value of $15,000 on the date of grant. Each director is required to attend at least 75% of the combined meetings of the Board and each committee on which such director serves in order to be eligible to receive the retainer.

Additionally, the chair of certain committees of the Board will be entitled to receive an additional annual retainer in the amount of $7,500, and the outside chairman of the Board of Tower or the Lead Independent Director, as the case may be, will be entitled to receive an additional annual retainer in the amount of $10,000.

Outside directors will also be entitled to receive an additional $1,200 for each Board meeting they attend and an additional $800 for each committee meeting attended.

All cash fees, including the cash portion of the annual retainer, are payable on a quarterly basis. It is anticipated that the equity award portion of the annual retainer will be granted in September 2011, and will be made in accordance with any of Tower’s stock incentive plans then in effect.

The foregoing compensation schedule for outside directors was approved by the Board upon the recommendation of Tower’s Employee Development Committee, after consultation with the Nominating and Corporate Governance Committee, and was consistent with a report on director compensation and recommendations prepared by Pearl Meyer & Partners, an independent compensation consulting firm retained by the Employee Development Committee.

A summary schedule of 2011 outside director fees is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 8, 2010, Tower held a special meeting of its shareholders to approve and adopt the Agreement and Plan of Merger dated December 27, 2009 between First Chester County Corporation (“First Chester”) and Tower, as amended, providing for the merger of First Chester with and into Tower and related transactions (the “Merger Agreement”). The proposal to approve the Merger Agreement was approved by the required vote – the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of Tower common stock. The number of votes cast for and against, as well as the number of abstentions and broker nonvotes on this proposal, was as follows:

For	Against	Abstentions	Broker Nonvotes
5,098,063	162,614	26,983	0

Item 8.01	Other Events.

On December 8, 2010, Tower and First Chester issued a press release announcing that both companies’ shareholders have approved and adopted the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additionally, the information set forth under Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Summary Schedule of 2011 Outside Director Fees.

99.1	Press Release dated December 8, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOWER BANCORP, INC.
(Registrant)

Date: December 8, 2010	By:	/s/ ANDREW S. SAMUEL
Andrew S. Samuel
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Summary Schedule of 2011 Outside Director Fees.

99.1	Press Release dated December 8, 2010.

5